UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8–K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2010
ATS Medical, Inc.
(Exact name of registrant as specified in its charter)
Commission File Number: 0–18062

Minnesota (State or other jurisdiction of incorporation)	41–1595629 (IRS Employer Identification No.)
3905 Annapolis Lane North, Minneapolis, Minnesota 55447
(Address of principal executive offices, including zip code)
(763) 552–7736
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a—12 under the Exchange Act (17 CFR 240.14a—12)

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e—4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.
     On April 28, 2010, ATS Medical, Inc. (“ATS Medical”), Medtronic, Inc., a Minnesota corporation (“Medtronic”), and Pilgrim Merger Corporation, a Minnesota corporation and wholly owned subsidiary of Medtronic (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Medtronic will acquire all of the outstanding shares of ATS Medical for $4.00 per share in cash, without interest, and pursuant to which Merger Sub will be merged with and into ATS Medical with ATS Medical continuing as the surviving corporation and a wholly owned subsidiary of Medtronic (the “Merger”).
     On the terms and subject to the conditions set forth in the Merger Agreement, which has been unanimously approved by the Board of Directors of ATS Medical, at the effective time of the Merger (the “Effective Time”), and as a result thereof, each share of common stock, par value $0.01 per share, of ATS Medical (“ATS Medical Common Stock”) that is issued and outstanding immediately prior to the Effective Time (other than ATS Medical Common Stock held by ATS Medical, Medtronic or their subsidiaries, which will be canceled without payment of any consideration, and ATS Medical Common Stock for which appraisal rights have been validly exercised and not withdrawn) will be converted at the Effective Time into the right to receive $4.00 in cash, without interest (the “Merger Consideration”), subject to adjustment under certain conditions as described in the Merger Agreement. Each option to purchase ATS Medical Common Stock that is outstanding as of the Effective Time will be canceled in exchange for the right to receive in cash the amount by which the Merger Consideration exceeds the exercise price, multiplied by the number of shares subject to such option. Each restricted stock unit (“RSU”) that is outstanding immediately prior to the Effective Time will, at the Effective Time, be canceled in exchange for the right to receive in cash the Merger Consideration. Each warrant to purchase ATS Medical Common Stock that is outstanding immediately prior to the Effective Time will be converted into the right to receive, upon exercise, an amount in cash equal to the amount by which the Merger Consideration exceeds the exercise price, multiplied by the number of shares subject to such warrant.
     Medtronic and ATS Medical have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants that: (i) ATS Medical will conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) ATS Medical will not engage in certain kinds of transactions during such period, (iii) ATS Medical will cause a meeting of the ATS Medical shareholders to be held to consider approval of the Merger Agreement, (iv) subject to certain customary exceptions, that the Board of Directors of ATS Medical will recommend approval by its shareholders of the Merger Agreement and (v) Medtronic and ATS Medical will use their respective reasonable best efforts to make any required filings under applicable U.S. and foreign antitrust laws, to obtain any required consents, approvals or the expiration of any applicable waiting periods under such laws and, if any objections are asserted under such laws, to resolve such objections. ATS Medical has also made certain additional customary covenants, including, among others, covenants not to: (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning or provide confidential information in connection with any proposals for alternative business combination transactions. In addition, ATS Medical has covenanted to cause, prior to the Effective Time, the redemption of all of ATS Medical’s 6% Convertible Senior Notes due 2025 (the “2025 Notes”) at a redemption price in cash equal to

100% of the principal amount of such 2025 Notes, together with accrued and unpaid interest thereon.
     In addition, Medtronic has agreed in the Merger Agreement to loan the Company and certain of its subsidiaries, in one or more advances, up to $30,000,000 on the terms and subject to the conditions set forth in a Promissory Note, the form of which is attached as an exhibit to the Merger Agreement (the “Note”). Advances will bear interest at the annual rate of 10%, payable monthly. The proceeds of any advance may only be used to redeem the Company’s 2025 Notes, to repay outstanding borrowings under ATS Medical’s term loan from Silicon Valley Bank, and/or to finance working capital or, if the Merger Agreement is terminated, for general corporate purposes in the ordinary course of business consistent with past practice. The Note is secured by a Security Agreement and a Pledge Agreement, each of which is attached as an exhibit to the Merger Agreement. The entire unpaid principal balance of the Note, together with accrued and unpaid interest, will be due and payable in full 24 months following the termination for any reason of the Merger Agreement. Upon final payment of the Note, ATS Medical will be required to pay, in addition to the then outstanding principal and accrued but unpaid interest, a final payment equal to six percent of the original principal balance of the Note. The obligations of the borrowers under the Promissory Note are secured by a security interest in certain collateral of the Company, as provided in the Security Agreement, and a security interest in the stock of certain subsidiaries of the Company, as provided in the Pledge Agreement.
     Consummation of the Merger is subject to customary conditions, including (i) approval of the holders of a majority of the outstanding shares of ATS Medical Common Stock, (ii) the absence of any law or order prohibiting the consummation of the Merger, (iii) the expiration or termination of any applicable waiting period under the Hart—Scott—Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of approvals under applicable foreign antitrust laws, (iv) not more than 10% of the outstanding shares of ATS Medical Common Stock being the subject of validly exercised appraisal rights and (v) the absence of a material adverse effect with respect to ATS Medical.
     The Merger Agreement contains certain termination rights for both Medtronic and ATS Medical, and further provides that, upon termination of the Merger Agreement under certain specified circumstances, ATS Medical would be required to pay Medtronic a termination fee of $13,000,000.
     The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
     In connection with the parties’ entry into the Merger Agreement, Alta Partners VIII, L.P., Essex Woodlands Health Ventures Fund VIII, L.P. and Theodore C. Skokos, each a significant shareholder of ATS Medical (the “Voting Parties”), have entered into voting agreements (the “Voting Agreements”) covering a total of 15,673,095 shares of ATS Medical Common Stock legally or beneficially owned by the Voting Parties (the “Voting Party Shares”). Under the Voting Agreements, each Voting Party has agreed to vote its Voting Party Shares in favor of the Merger and has also agreed to certain restrictions on the disposition of such Voting Party Shares, subject to the terms and conditions set forth in the Voting Agreements. The Voting Agreements provide that they will terminate concurrently with any termination of the Merger Agreement.
     As described above, the Merger Agreement contains representations and warranties by Medtronic and ATS Medical. These representations and warranties have been made solely for the benefit of the other parties to the Merger Agreement and (i) may be intended not as statements of fact, but rather as a way of allocating the risk to Medtronic or ATS Medical if those statements prove to be inaccurate, (ii) have been qualified by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, (iii) may apply materiality standards different from what may be viewed as material to investors, and (iv) were made only as of the date of the Merger Agreement or such other dates as may be specified in the Merger Agreement and are subject to more recent developments. Accordingly, these representations and warranties should not be relied on as characterizations of the actual state of facts or for any other purpose either at the time they were made or at any other time.

Item 8.01.	Other Events.
     On April 29, 2010, ATS Medical and Medtronic issued a joint press release announcing the transaction described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8—K.
Additional Information about the Proposed Transaction and Where You Can Find It
ATS Medical intends to file with the Securities and Exchange Commission (the “SEC”) preliminary and definitive proxy statements and other relevant materials in connection with the proposed acquisition of ATS Medical by Medtronic. The definitive proxy statement will be mailed to ATS Medical shareholders. Before making any voting or investment decisions with respect to the transaction, investors and security holders of ATS Medical are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the transaction, ATS Medical and Medtronic. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by accessing ATS Medical’s website at www.atsmedical.com by clicking on the “Investors” link and then clicking on the “SEC Filings” or by writing to ATS Medical at 3905 Annapolis Lane North, Minneapolis, Minnesota, 55447.
Information Regarding Participants
ATS Medical, Medtronic and their respective directors, executive officers and certain other members of management and employees may solicit proxies from ATS Medical shareholders in favor of the Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the ATS Medical shareholders in connection with the proposed Merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about Medtronic’s executive officers and directors in its definitive proxy statement filed with the SEC on July 17, 2009. You can obtain a free copy of this document at the SEC’s web site at www.sec.gov, or by accessing Medtronic’s website at www.medtronic.com and clicking on the “Investors” link. You can find information about ATS Medical’s executive officers and directors in its definitive proxy statement filed with the SEC on April 9, 2010. You can obtain a free copy of this document at the SEC’s web site at www.sec.gov, or by accessing the ATS Medical website and clicking on the “Investors” link and then clicking on the “SEC Filings” link.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
2.1	Agreement and Plan of Merger, dated as of April 28, 2010, among Medtronic, Inc., Pilgrim Merger Corporation and ATS Medical, Inc.

99.1	Joint Press Release of ATS Medical, Inc. and Medtronic, Inc., dated April 29, 2010, announcing entry into the Merger Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATS MEDICAL, INC.
By:	/s/ Michael R. Kramer
Michael R. Kramer
Chief Financial Officer

Date: April 29, 2010

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated as of April 28, 2010, among Medtronic, Inc., Pilgrim Merger Corporation and ATS Medical, Inc.

99.1	Joint Press Release of ATS Medical, Inc. and Medtronic, Inc., dated April 29, 2010, announcing entry into the Merger Agreement